                                                                    EXHIBIT 10.7

                      EXPLORATION JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the 19th day of February, 1997,

AMONG


               ENCAL ENERGY LTD., a corporation incorporated under the laws of the Province of Alberta ("Encal")

                                                     THE PARTY OF THE FIRST PART

                                     -and-


               PINNACLE OIL INTERNATIONAL INC., a corporation incorporated under the laws of the State of Nevada
               ("PINNACLE")

                                                    THE PARTY OF THE SECOND PART

                                     -and-

               THE AFFILIATES, being the individuals or corporations identified in Schedule "A" hereto, having an affiliation to Pinnacle or the SFD
               Technology (the "AFFILIATES")

                                                     THE PARTY OF THE THIRD PART

     WHEREAS the parties have agreed to enter into this Exploration Joint Venture Agreement (the "EJV") for the exploration, development and production of oil and gas in Western Canada; and

     WHEREAS the Parties have agreed that the EJV shall be carried out pursuant to the provisions of this Agreement;

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     NOW THEREFORE THIS AGREEMENT WITNESS THAT, in consideration of the premises and the mutual covenants of the Parties herein contained, the Parties hereto agree as follows:

1.   Definitions and Schedules

     a) In this Agreement, unless the context otherwise requires, the definitions set forth in Clause 101 of the Operating Procedure, shall apply and in addition, the following shall have the following meanings;

          i) "Accounting Procedure" means Schedule "D" attached to and made part of this Agreement;

          ii) "Assignment Procedure" means the CAPL 1993 Assignment Procedure attached as Schedule "E" hereto which supersedes any conflicting clause in the Operating Procedure;

          iii) "Action" means the court proceedings described in an action filed in the British Columbia Supreme Court, Vancouver Registry, in File No. C944272, between George Liszicasz, as plaintiff; and Alexander Shereshevsky, G.D.M Grand Development Corp., Samuel Higgins, also known as Sam Higgins, and Sam J. Higgins, Manon L. Walters and Keith Morey, as defendants, and Pinnacle Oil Inc., Pinnacle Oil International Inc. and Manon L. Walters Inc., as defendants by counterclaim;

          iv) "Basis Geophysical Data" means any non-interpreted seismic data, processed record sections, seismic tapes, monitor records and associated data;

          v) "Earning Well" means a well drilled, completed or abandoned pursuant to Clauses 12(b) or 13(b) as the context requires and where such well is drilled pursuant to a Farmin Agreement or and Additional Farmin Agreement and where such well earns from a third party an interest in Petroleum and Natural Gas Rights;

          vi)   "Exploration Area" means any contiguous area covering up to nine
                (9) township (or NTS survey equivalent) in size, as identified by Encal pursuant to Clause 6 hereof with the three Initial Exploration Areas identified in Schedule "B" hereto and as identified by Encal pursuant to Clauses 7 and 9;

               vii) "Exploratory Prospect" means the geographic area and appropriate spacing units (including entire spacing units in the case of partial spacing units) covering an SFD Anomaly identified utilizing SFD Technology and qualified in accordance with the provisions of this Agreement;

              viii)      "Facility" means:

                         a)   production facility; or

                         b) any gas processing plant, gas compressor station, battery, gathering system or production storage facility used in the production of petroleum substances which facility in accordance with industry practice, would be constructed and/or operated pursuant to a separate agreement:

                ix) "Joint Lands" means joint lands and lands where the Parties have acquired and interest pursuant to the terms of a Farmin Agreement and/or an Additional Farmin Agreement as set forth in Clause 12(b) or 13(b);

                 x) "Losses" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

                xi) "New Lands" means joint lands acquired pursuant to this Agreement excepting those lands acquired pursuant to Clauses 12(b) and 13(b);

               xii) "Operating Procedure" means the 1990 amended CAPL Operating Procedure attached hereto as Schedule "C" and made part of this Agreement;

              xiii)      "party' or "Parties" means a party to this Agreement;

               xiv) "Petroleum and Natural Gas Rights" means any documents, issued or which may be issued, by virtue of which a Party is entitled to drill for, win, take or remove petroleum substances underlying lands and all renewals or extensions thereof or documents of title issued thereunder;

                xv) "Royalty Procedure" means the royalty procedure attached as schedule "F" and made part of this Agreement.

               xvi) "Seismic Costs" means, with respect to Basic Geophysical Data, all moneys expended in respect of an Exploratory Prospect for the purchase

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                    of seismic data, the shooting and processing or reprocessing of seismic data and collection of information and any other costs associated therewith;

          xvii) "SFD Anomaly, means an anomalous geological or geophysical feature prospective of containing petroleum substances, initially identified by Pinnacle using SFD Technology and SFD Data:

          xviii)    "SFD Data" means primary signal data derived form SFD
                    Technology;

          xix) "SFD Information" means Ground Based SFD Information and Airborne SFD Information collectively or individually as the context requires;

          xx)       "SFD Technology" means stress field detector technology;

          xxi)      "Territory" means Alberta, British Columbia and
                    Saskatchewan;

          xxii) "Wells" means, collectively, Earning Wells, Test Wells, Additional Wells and Subsequent Wells as hereinafter defined.

     b)   Appended hereto are the following schedules:

          A - Affiliates
          B - Initial Exploratory Areas
          C - Operating Procedure
          D - Accounting Procedure
          E - Assignment Procedure
          F - Royalty Procedure
          G - Confidentiality Agreement

2.   Term

     a) The term of this Agreement ("Term") shall commence as of February 19, 1997, ("Effective Date") and shall extend for a period of three (3) years therefrom which Term may be subsequently extended by the mutual agreement of the Parties.

     b) Provided that this Agreement has not been previously terminated pursuant to Clause 19, the Term of this Agreement shall be restarted and recommence for a three (3) year period following Pinnacle advising Encal that it has the ability to commence and conduct airborne surveys utilizing the SFD Technology unless such date is more than four (4) years from the Effective Date hereof.

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3.   No Warranty of Title

     In the event any Party, subsequent to the date of this Agreement, encumbers any interest it now holds or may obtain under this Agreement, the Party which encumbers its interest shall be solely responsible for that encumbrance, and agrees to indemnify the other Parties to this Agreement form any Losses caused by the encumbrance.

4.   Warranty Of Technology

     a) Pinnacle and each of the Affiliates, jointly and severally, represent, warrant and covenant to Encal that the beneficial owner of the SFD Technology is Momentum Resources Ltd. ("Momentum") and Momentum has granted Pinnacle an exclusive licence for the use of SFD Technology for the purpose of generating SFD Data for the exploration of petroleum substances.

     b) Pinnacle and each of the Affiliates, jointly and severally, hereby represent, warrant and covenant to Encal that, as of the Effective Date and through the Term of this Agreement and any extensions thereof, that Pinnacle is and will be the beneficial owner of the SFD Data, free and clear of any and all claims, suits, proceedings, encumbrances and obligations which may limit or impair its ability to utilize the SFD Technology in the manner contemplated hereunder.

     c) Pinnacle and each of the Affiliates, jointly and severally, hereby represent, warrant and covenant with Encal that the conduct of any SFD survey and joint operation contemplated by this Agreement does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other person and except for the Action, neither Pinnacle nor the Affiliates are aware of any claim of any infringement or breach of any industrial or intellectual property rights of any other person nor have Pinnacle or any the Affiliates, received any notice that the conduct of the SFD survey and joint operations contemplated in this Agreement, including the use of the SFD Technology, infringes upon or breaches any industrial or intellectual property rights of any other person.

     d) Except for the Action, Pinnacle and each of the Affiliates, jointly and severally, represent, warrant and covenant with Encal that there are no claims, actions, suits or proceedings (whether or not purported on behalf of Pinnacle or the Affiliates) pending or to the best of the knowledge of Pinnacle or each of the Affiliates, threatened against or affecting Pinnacle, the Affiliates or the SFD

          Technology, at law or in equity or before or by any federal, provincial, municipal or other governmental department, court, commission, board, bureau, agency or instrumentally, domestic or foreign, or before or by any arbitrator or arbitration board.

     e) Pinnacle and each of the Affiliates, jointly and severally, warrant and covenant with Encal that the entering into, consummation and performance by Pinnacle of this Agreement will not constitute a breach of any agreement, contract or licence by which Pinnacle or any Affiliate is bound or an infringement upon any intellectual property or technology right of any person.

5.   USE OF TECHNOLOGY

     a) Pinnacle shall provide to Encal a first priority to have Pinnacle generate SFD Data on Encal's behalf during the Term of this Agreement within the Territory, on the condition that Pinnacle may be entitled to enter into up to a maximum of two (2) current joint ventures with other parties within the Territory, to generate SFD Data on their behalf, which joint ventures may utilize data obtained from the SFD Technology in the Territory in areas other than the current Exploration Areas; provided however that, in British Columbia, the SFD Technology shall be utilized by Pinnacle solely and exclusively for generating SFD Data for the benefit of Encal during the Term.

     b) Encal's first priority to have Pinnacle generate SFD Data on Encal's behalf as provide in Clause 5(a) shall mean a first dedication by Pinnacle to Encal hereunder of a minimum of 50% of Pinnacle's world wide SFD Data generating capacity to be dedicated to the Territory and of which a minimum of 75% of Pinnacle's SFD Data generating capacity within the Territory is to be first dedicated to Encal. Such first dedication shall apply only at the times that Pinnacle has not generated the Minimum Prospect Inventory, as hereinafter defined.

     c) If during the Term of this Agreement, Pinnacle generates SFD Data in the Territory that pertains to lands that are not within a current Exploration Area or over an area permitted under another joint venture, as allowed hereunder, Pinnacle shall present to Encal all SFD Anomalies identified by Pinnacle from such data within thirty (30) days and the terms and conditions of Clauses 6 or 7 shall apply and Exploration Prospects resulting therefrom shall form part of the Minimum Prospect Inventory referenced in Clause 9 (b). Provided, however, Pinnacle shall not be required to present such SFD Anomalies or features on any lands that would qualify as Excluded Lands pursuant to Clause 8. This Clause 4(b) shall be in effect until October 31, 1998.

6.   SFD SURVEY PROGRAM - GROUND SURVEYS

     a) Encal shall initially select three (3) Exploration Areas within the Territory upon which ground based survey work will be conducted by Pinnacle, utilizing the SFD Technology ("Ground Based Survey,). Pinnacle shall perform the Ground Based Survey on each of these Exploration Areas selected by Encal, in the order determined by Encal, Pinnacle shall, within thirty (30) days, advise Encal of:

          i)   any safety concerns; or,

          ii) conflicts with an area forming part of another joint venture as provided in Clause 5(a) hereof; or to the knowledge of Pinnacle, conflicts with lands held by Pinnacle's partner in such other current joint venture, or,

          iii) any concerns Pinnacle has arising in acquiring SFD Information of a technical nature as a result of Excluded Lands or any other bona fide reason,

          if any, that pertain to the Exploration Areas that Encal selects for such Ground Based Surveys. In the event that any of the above conflicts or concerns arise, Encal and Pinnacle shall either jointly modify the subject Exploration Area or Encal shall select another Exploration Area as a substitute.

     b)   On or before September 25, 1997, Pinnacle shall:

          i) present to Encal visual SFD Data and written interpretations thereof collected while conducting the Ground Based Survey, provided however, Pinnacle shall not be required to provide to Encal copies, in any form, of the SFD Data;

          ii) provide, at no cost to Encal, copies of all maps, information, written reports, interpretations and assessments of Pinnacle identifying, in Pinnacle's opinion, all SFD Anomalies, and possible Exploratory Prospects; and,

          iii) provide recommendations in respect to all SFD Anomalies identified, (i, ii, and iii above are collectively referred to as the "Ground Based SFD Information").

     (c) Upon presentation of the Ground Based SFD Information provided by Pinnacle, Encal shall have ninety (90) days to review the Ground
          Based SFD Information and individually accept or reject in writing any or all SFD Anomalies or features ("Evaluation Period"). Pinnacle agrees during the Evaluation Period to assist Encal in assessing, confirming, and the further evaluation of any of the SFD Anomalies.

          Any SFD Anomaly accepted by Encal shall be hereinafter called an Exploratory Prospect.

          There is no maximum to the number of SFD Anomalies that Pinnacle may provide Ground Based SFD information on and which may be accepted by Encal as Exploratory Prospects.

          In the event that such SFD Anomalies are rejected by Encal, or deemed rejected, such SFD Anomalies shall not be subject to this Agreement and Pinnacle shall be free to deal with these rejected SFD Anomalies as it wishes.

          Encal and Pinnacle shall attempt to jointly prioritize the Exploratory Prospects. Encal, as Operator and on behalf of the Parties, shall, utilizing conventional oil and gas industry methods use it's best efforts to cause further evaluation work to be done on each Exploratory Prospect, as prioritized above. Such work shall be for the purpose of confirming whether or not a Test Well location should be selected and whether or not the drilling of such Test Well is warranted (which work may include, but not restricted to further qualification and analysis using Basic Geophysical Data available to either Encal or Pinnacle).

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          Seismic Costs shall be borne jointly, subject to Clause 10(c)(ii), by each party, in accordance with the nature of the Test Well being drilled under Clause 12 of this Agreement.

     d) In the event that Encal fails to elect to accept or reject an SFD Anomaly within the prescribed time, it shall be conclusively be deemed to be a rejection of such SFD Anomaly and as such shall not become an Exploratory Prospect.

     e) In the event that an Exploratory Prospect is subsequently rejected for technical reasons by Encal upon its review including any Basic Geophysical Data, then the lands with respect to such Exploratory Prospect, excepting any Joint Lands, shall not be subject to the terms and conditions of this Agreement and Pinnacle shall be free to deal with such Exploratory Prospects as it wishes and the Operating Procedure shall continue to apply to any Joint Lands within such Exploratory Prospect.

     f) Should Encal, after reasonable effort, be unable to secure, pursuant to Clauses 12(b), 12(c), or 21, the Petroleum and Natural Gas Rights to any portion of an Exploratory Prospect (which portion represents, in Encal's reasonable opinion, the key tracts to drill a Test Well such Petroleum and Natural Gas Rights shall be called "the Key Tracts"), then Encal shall provide written notice to Pinnacle of such event occurring and for the purposes of Clause 9 such Exploratory Prospect shall not be considered in calculating the Minimum Prospect Inventory as defined in Clause 9 hereof.

          The Parties may continue to attempt to secure the Key Tracts and the provisions of Clauses 12(b), 12(c), or 21 shall continue for two (2) years from the date of the above mentioned written notice. In addition, the specific term set forth in Clause 21(b) with respect to the specific Exploratory Prospect shall be deemed to be amended to two
          (2) years from the date of the notice pertaining to the Key Tracts. In the event that a Party is unable to secure the Key Tracts for such Exploratory Prospect within such two (2) year period, then such Exploratory Prospect shall be deemed a rejected Exploratory Prospect except for any Joint Lands acquired thereon. In the event that such Key Tracts are secured, then

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          such Exploratory Prospect shall, for the purposes of Clause 9, be considered in calculating the Minimum Prospect Inventory.

     g) Should Pinnacle advise Encal, in writing, that it does not wish to pursue an Exploratory Prospect, and provided Encal wishes to drill a Test Well on such Exploratory Prospect, Encal shall pay Pinnacle an amount of twenty thousand ($20,000.00) dollars and the lands in respect to the Exploratory Prospect, excepting any Joint Lands, shall not be subject to the terms and conditions of this Agreement and Encal shall be free to pursue the Exploratory Prospect free and clear of any further obligations to Pinnacle or the Affiliates.

     h) In addition to the foregoing, Pinnacle agrees to provide, exclusively to Encal, all leads and/or SFD Anomalies identified by Pinnacle and the Affiliates utilizing SFD Technology in the Province of Alberta as of the date hereof ("Existing Exploratory Prospects"), which Existing Exploratory Prospects shall not be part of the Exploratory Prospects required to be provided under Clause 5(c) hereof.

          Encal shall have ninety (90) days from the date upon which this Ground Based SFD Information is presented by Pinnacle to Encal in writing to determine whether to accept or reject each Existing Exploratory Prospect. Each Existing Exploratory Prospect shall, subsequent to Encal's acceptance of same, be governed by the provisions of this Agreement. In the event that Encal fails to elect to accept or reject an SFD Anomaly within the prescribed time, it shall be conclusively be deemed to be a rejection of such SFD Anomaly. Upon rejection, or deemed rejection, by Encal of an Existing Exploratory Prospect free and clear of any further obligations to Encal.

     i) All information acquired by the Parties as a result of any operations on the Exploration Areas shall be considered confidential and for their sole and exclusive use and benefit. The Ground Based SFD Information shall not be divulged to any party unless the Parties first agree in writing to the dissemination thereof. Pinnacle shall not, without the written consent of Encal which consent shall not be unreasonably withheld, trade, sell or swap the Ground Based SFD Information acquired under the terms of this Agreement pertaining to an Exploratory Prospect and or an Existing Prospect unless it pertains

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          to an Existing Exploratory Prospect and or an Exploratory Prospect
          which has been rejected or deemed to be rejected by Encal.

     j) The Parties hereto acknowledge that the SFD Technology and all SFD Data shall continue to be the sole property of Pinnacle and the Affiliates, and shall remain confidential and within the possession of Pinnacle and/or the Affiliates.

     k) Encal agrees that Pinnacle may require each employee of Encal and Encal's professional advisors who come into contact with SFD Technology to execute a Confidentiality Agreement in the form as Schedule "G" attached hereto.

     l) The Parties hereto acknowledge that any trading rights to Basic Seismic Data acquired hereunder shall be owned in the same interests as to participation in the initial acquisition of such Basic Seismic Data.

7.   SFD SURVEY PROGRAM - AIRBORNE SURVEYS

     a) Upon Pinnacle advising Encal that Pinnacle is capable of conducting airborne surveys utilizing SFD Technology, Encal may initially select two (2) additional Exploration Areas within the Territory upon which airborne survey work will be conducted by Pinnacle, utilizing SFD Technology ("Airborne Survey"). Pinnacle shall perform such survey work on each of these additional Exploration Areas selected by Encal, in the order determined by Encal. Pinnacle shall, within thirty (30) days, advise Encal of:

          i)   any safety concerns; or,

          ii) conflicts with an area forming part of another joint venture as provided in Clause 4(a) hereof; or to the knowledge of Pinnacle, conflicts with lands held by Pinnacle's partner in such other current joint venture, or,

          iii) any concerns Pinnacle has arising in acquiring SFD Information of a technical nature as a result of Excluded Lands or any other bona fide reason,

          if any, that pertain to either of the Exploration Areas that Encal selects for such Airborne Surveys. In the event that any of the above conflicts or concerns arise, Encal and Pinnacle shall either jointly modify the subject Exploration Area or Encal shall select another Exploration Area as a substitute.

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     (b)  On or before the expiration of one hundred and fifty (150) days from the date that Encal has selected the Exploratory Areas for the Airbourne Survey, Pinnacle shall:

          i) present to Encal all visual SFD Data and written interpretations thereof collected while conducting the Airbourne Survey, provided however, Pinnacle shall not be required to provide to Encal copies, in any form, of the SFD Data;

          ii) provide, at no cost to Encal, copies of all maps, information, written reports, interpretations and assessments of Pinnacle identifying, in Pinnacle's opinion, all SFD Anomalies, and possible Exploratory Prospects; and,

          iii) provide recommendations in respect to all SFD Anomalies identified, (i, ii, and iii above are collectively referred to as the "Airbourne SFD Information").

     c) Upon presentation of the Airbourne SFD Information provided by Pinnacle, Encal shall have ninety (90) days to review the Airbourne SFD Information and individually accept or reject in writing any or all SFD Anomalies ("Airbourne Evaluation Period"). Pinnacle agrees during the Airbourne Evaluation Period to assist Encal in assessing, confirming, and the further evaluation of any of the SFD Anomalies.

          There is no maximum to the number of SFD Anomalies that Pinnacle is required to provide Airbourne SFD Information on and which may be accepted by Encal as Exploratory Prospects.

     d) All of the provisions of this Agreement shall apply mutatis mutandis, to such Exploratory Prospects derived from the Airbourne SFD Information and the Airbourne Survey as those provisions which apply to the Exploratory Prospects set forth in Clause 6 of this Agreement.

     e) Notwithstanding Clause 7(b) above, Encal and Pinnacle shall share in the cost, on a 50/50 basis, of the daily rate for the airplane used for the survey work performed pursuant to this Clause. The current estimated gross cost of the daily rate is $3,000.00.

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8.   Excluded Lands

     Upon Encal having selected any Exploratory Area, Encal shall advise Pinnacle in advance of Pinnacle conducting any survey utilizing SFD Technology of any lands within the Exploration Area in which Encal holds or is entitled to hold or is negotiating to acquire an interest in Petroleum and Natural Gas Rights ("Excluded Lands"). Unless otherwise agreed, Pinnacle during the Term:

     a) shall not be entitled to acquire, farmin, option to farmin, or purchase from Encal, or any third party an interest in the Excluded Lands; and

     b) shall not conduct any Ground Based Survey or Airborne SFD Survey upon the Excluded Lands.

9.   Additional Exploration Areas

     During the Term of this Agreement and as a result of the SFD information and associated Exploratory Prospects, it is a requirement of this Agreement that at any time after January 1, 1998, either:

     a) each Exploration Area yield no fewer than three (3) Exploratory Prospects; or

     b) all Exploration Area yield a total of twenty-five (25) Exploratory Prospects (provided Pinnacle is capable of generating Airborne SFD information, a minimum of ten (10) of the required twenty five (25) Exploratory Prospects must be as a result of Airborne SFD information)

     (such number of Exploratory Prospects, as set forth in Sub-clauses (a) or (b) above, is hereinafter referred to as "the Minimum Prospect Inventory").

     In the event that the sum of the Exploratory Prospects is less than the Minimum Prospect Inventory, Pinnacle shall commence further Ground Based Surveys or Airborne Surveys, as designated by Encal, on an additional Exploration Area(s) under the same terms and conditions outlined in this Agreement until at least the Minimum Prospect Inventory is achieved, with such additional Exploration Areas to be provided on such a "rolling basis" as may be required.

     The provisions of Clauses 6 and/or 7, as the context requires, shall apply to the above mentioned additional Exploration Areas created as a result of this Clause.

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10.  INTERIM TERM PROVISIONS

     a) The Parties agree that an interim period (the "Interim Period") shall apply from the date hereof until the earlier of:

          i)   such time as either:

               a) a minimum of three Test Wells have been drilled, completed and producing or capable of producing petroleum substances of at least one hundred (100) barrels of oil (or an equivalent) per day per each Test Well located on Exploratory Prospects; or

               b) five (5) Test Well have been drilled on Exploratory Prospectus; or

          ii)  one (1) year from the Effective Date

     b) Subject to any third party Farmin Agreements or Additional Farmin Agreements, the Parties agree that Pinnacle shall be entitled to release to the public through press releases the results of the drilling of Wells on any Exploratory Prospects to comply with securities laws, confirm and validate the SFD Technology and to assist Pinnacle in raising financing. Pinnacle may disclose in such news releases the expected reserves and expected production rates from the Wells provided confirmation thereof has been given by independent engineers, but will not (without the approval of Encal) release the location of such Wells or other matters of a confidential nature which might reasonability be expected to affect Encal's ability to conduct operations competitively. Pinnacle will not disclose Encal's name in any press release without Encal's prior approval.

     c)   Notwithstanding anything herein contained, during the Interim Period:

          i) Encal shall not, in respect of any Exploratory Prospects, propose the drilling of any Test Wells, make any commitments to third parties, post any lands for sale at Crown sales, initiate any freehold mineral leases, or acquire any lands under agreements for purchase and sale, without the agreement of Pinnacle;

          ii) Pinnacle shall have the right not to participate in the acquisition of Basic Geophysical Data in respect of an Exploratory Prospect, in which case, Encal shall be entitled to acquire such Basic Geophysical Data and recover Pinnacle's share of Seismic Costs from Pinnacle's share of production from any Wells; and

     iii) Pinnacle shall be given the opportunity during a period of ninety (90) days from the end of the Interim Period to initiate and complete a financing ("Financing Period"). Encal shall endeavour not, without the approval of Pinnacle, to initiate any new operations, incur new obligations for capital (including AFE's or issue cash calls), or new commitments after the end of the Interim Period until the end of the Financing Period. In the event Encal for any reason does initiate new operations, incur new obligations for capital (including AFE's or issue cash calls) during the Financing Period then it is agreed that Pinnacle may withhold payment for same until the end of the Financing Period.

     iv) Encal shall use its reasonable efforts to negotiate in third party Farmin Agreements, and Additional Farmin Agreements no more onerous confidentiality provisions than those provided in Article XVIII of the Operating Procedure.

11.  CONVENTIONAL EVALUATION

     Notwithstanding the use of the SFD Information in evaluating the Exploration Areas, the Parties hereto agree and acknowledge that any Exploratory Prospect (including Existing Exploratory Prospects) evaluated under this Agreement shall have been evaluated using such geological, geophysical, engineering, mapping, seismic and technological data or information, including without limitation the Basic Geophysical Data, available to either Encal or Pinnacle in addition to the SFD Information such that any successes or failures in drilling on an Exploratory Prospect shall be attributed to all of the information and data utilized evaluating and determining the Exploratory Prospect.

12.  DRILLING OF WELLS

     During the Term of this Agreement:

     a) Upon Encal having completed the evaluation work as described in Clause 6(c), Encal may select a location for the drilling of a well on an Exploratory Prospect and if such well is the first well to be drilled on an Exploratory Prospect pursuant to this Agreement it shall be referred to as the "Test Well". In the event that Encal wishes to drill a Test Well, Encal shall serve written notice to Pinnacle ("Test Well Notice") including a reasonable estimate of Test Well costs and an estimate of the timing of the advance of funds. Pinnacle shall then elect by written notice to Encal on or before the expiration of fifteen (15) days from receipt of the Test Well Notice to either:

     i)   elect to participate in the drilling of the Test Well; or

     ii)  elect not to participate in the drilling of the Test Well.

     Should Pinnacle elect to participate in the drilling of a Test Well, Encal shall commence, or cause to be commenced, the drilling of such Test Well on the Exploratory Prospect as provided herein or pursuant to any agreement entered into with third parties by Encal, on behalf of Encal and Pinnacle.

     Should Pinnacle elect not to participate in the drilling of the Test Well the provisions of Clause 6(g) shall come into effect.

     During that period of time prior to Pinnacle's election to participate Encal shall assist Pinnacle in the review of the proposed Test Well location.

     In the event that Pinnacle fails to elect to participate in the drilling of a Test Well within the prescribed time, it shall be conclusively be deemed to be an election not to participate.

b) In the event that Petroleum and Natural Gas Rights within an Exploratory Prospect are held by third parties to this Agreement ("Third Party Lands") and Encal is required to commit to conduct certain obligations, including but not restricted to seismic programs, purchases of seismic, or the drilling of Earning Wells (such obligations are collectively referred to as "Obligations") which may be required to earn an interest or the right to earn an interest in the Third Party Lands, Encal may negotiate and enter into agreements with third parties ("Farmin Agreements"). In the event that Encal enters into a Farmin Agreement, Encal shall serve written notice to Pinnacle of Encal entering into such Farmin Agreement ("Farmin Notice") including a reasonable estimate of Obligations and an estimate of the timing of the advance of funds. Such notice shall include such information necessary to evaluate such Obligations. Pinnacle shall then elect by written notice to Encal on or before the expiration of fifteen (15) days from receipt of the Farmin Notice to either:

               i)   elect to participate in the Obligations; or

               ii)  elect not to participate in the Obligations.

          Should Pinnacle elect to participate in the Obligations, the cost, risk and expense of the Obligations and the interest earned in the Third Party Lands subject to the Farmin Agreements shall be shared by the Parties in the following proportions:

               Encal          75%

               Pinnacle       25%

          Should Pinnacle elect not to participate in the Obligations, the Third Party Lands and the relevant Exploratory Prospect with the exception of any Joint Lands shall not be subject to the terms and conditions of this Agreement. The cost, risk, expense, any Petroleum and Natural Gas Rights earned, or benefit derived therefrom shall be for Encal's own account.

          During that period of time prior to Pinnacle's election to participate Encal shall assist Pinnacle in the review of the Obligations.

          In the event that Pinnacle fails to elect to participate in Obligations within the prescribed time, it shall be conclusively be deemed to be an election not to participate.

   c) Provided Pinnacle elects to participate in a Test Well, the cost risk and expense associated with each Test Well shall be borne by the Parties in accordance with their interest in the Test Well Spacing Unit unless otherwise provided herein. For clarity sake the interests of the Parties shall be generally shared in the following proportions:

          ii)  if lands acquired pursuant to Clause 21 c(ii) then:

                     Encal             70%
                     Pinnacle          30%

          ii)  if lands acquired pursuant to Clauses 12(b) and 13(b) or 21 (c)
               (i), then:

                     Encal             75%
                     Pinnacle          25%

     d) For the purposes of Clause 9 inter alia, upon an Exploratory Prospect having been evaluated by the drilling of a Test Well such Exploratory Prospect shall be considered proven ("Proven Prospect") and shall no longer be considered an Exploratory Prospect.

13.  DEVELOPMENT OF PROVEN PROSPECTS

     a) During the Term of this Agreement and for one (1) year thereafter, where further wells are proposed in order to fully develop the potential of a Proven Prospect which wells are located on Joint Lands earned as a result of a Farmin Agreement ("Additional Well"). Encal shall serve written notice to Pinnacle of the Additional Well ("Additional Well Notice"). Such Additional Well Notice shall include such information necessary to evaluate such Additional Well including a reasonable estimate of Additional Well costs and an estimate of the timing of the advance of funds. At Pinnacle's option and exercisable by written notice to Encal on or before the expiration of fifteen (15) days from the date such Additional Well is proposed, Pinnacle may elect to:

          i)   participate in the drilling of such Additional Well; or

          ii)  not to participate in such Additional Well.

          In the event that Pinnacle elects to participate in the drilling of such Additional Well, then the operating provisions of the Farmin Agreement or the Operating Procedure, whichever agreement governs the relationship of the Parties hereto, shall apply to such Additional Well.

          In the event Pinnacle elects not to participate in such Additional Well, then for the purposes of such Additional Well and as between the Parties hereto, the provisions of Clauses 1007, 1009, 1013, 1017, and 1020 of the Operating Procedure shall apply to such Additional Well with the percentages set forth in Clause 1007 (iv) of the Operating Procedure to be 150% and with the statement provided in Clause 1013 (a) of the Operating Procedure to be provided annually.

     b) Where further wells may be required to earn Third Party Lands comprising a portion of a Proven Prospect pursuant to a Farmin Agreement or should Encal negotiate and enter into new agreements with third parties ("Additional Farmin Agreement") to drill further wells to earn Third Party Lands (such well shall be referred to as the "Additional Earning Well"), Encal shall serve written notice to Pinnacle of the Additional Earning Well ("Earning Well Notice"). Such Earning Well Notice shall include such information necessary to evaluate such Additional Earning Well including a reasonable estimate of Additional Earning Well costs and an estimate of the timing of the advance of funds. Pinnacle shall then elect by written notice to Encal on or before the expiration of fifteen (15) days from receipt of the Earning Well Notice to either:

          i)   elect to participate in the Additional Earning Well; or

          ii)  elect not to participate in the Additional Earning Well.

          Should Pinnacle elect to participate in the Additional Earning Well, the cost, risk and expense of the Additional Earning Well and the interest earned in the Third Party Lands subject to the Farmin Agreement or the Additional Farmin Agreement shall be shared by the Parties in the following proportions:

               Encal               75%
               Pinnacle            25%

          Should Pinnacle elect not to participate in the Additional Earning Well; such Third Party Lands shall not be subject to the terms and conditions of this Agreement. The cost, risk, expense, any Petroleum and Natural Gas Rights earned, or benefit derived therefrom shall be for Encal's own account.

          During that period of time prior to Pinnacle's election to participate Encal shall assist Pinnacle in the review of the Additional Earning Well.

          In the event that Pinnacle fails to elect to participate in the Additional Earning Well within the prescribed time, it shall be conclusively be deemed to be an election not to participate in such Additional Earning Well.

     c) During the Term of this Agreement and for one (1) year thereafter and where the drilling of a Test Well leads to the drilling of subsequent wells ("Subsequent Wells") on previously acquired New Lands within a Proven Prospect, and Encal wishes to drill a Subsequent Well, Encal shall serve written notice to Pinnacle ("Subsequent Well Notice") including a reasonable estimate of Subsequent Well costs and an estimate of the timing of the advance of funds. Pinnacle shall then elect by written notice to Encal on or before the expiration of fifteen (15) days from receipt of the Subsequent Well Notice to either:

          i)   elect to participate in the drilling of the Subsequent Well; or

          ii)  elect not to participate in the drilling of the Subsequent Well.

          Should Pinnacle elect to participate in the drilling of a Subsequent Well, all operations pertaining to such Subsequent Well shall be governed pursuant to the provisions of the Operating Procedure.

          Should Pinnacle elect not to participate in the drilling of a Subsequent Well, Encal shall pay Pinnacle's share of the drilling costs, completion costs, equipping costs, lessor royalties, encumbrances which would normally be borne by the Joint Account, and operating costs associated with such Subsequent Well.

          During that period of time prior to Pinnacle's election to participate Encal shall assist Pinnacle in the review of the proposed Subsequent Well.

          In the event that Pinnacle fails to elect to participate in the drilling of a Test Well within the prescribed time, it shall be conclusively be deemed to be an election not to participate.

     d) In the event Pinnacle has elected not to participate in a Subsequent Well, the Parties acknowledge that Encal is not entitled to, nor is Pinnacle obligated to assign, the interest of Pinnacle in that portion of the New Lands comprising such Subsequent Well Spacing Unit. The provisions of this Sub-clause are in lieu of Article X of the Operating Procedure.

Prior to Payout, as hereinafter defined, Encal shall, however, be entitled to all of Pinnacle's share of production from the Subsequent Well or allocated to the Subsequent Well Spacing Unit until that point in time where the Subsequent Well is abandoned or when the gross proceeds of the sale of petroleum substances produced and sold from the Subsequent Well or allocated to the Subsequent Well Spacing Unit equals, without duplication, the sum of:

i)      drilling costs;
ii)     completion costs;
iii)    equipping costs;
iv)     operating costs;
v)      gathering, processing and marketing fees;
vi)     lessor's royalties;
vii)    encumbrances which would normally be borne by the joint Account; and
viii)   the Overriding Royalty
(hereinafter referred to as "Payout).

During the period prior to Payout, Encal agrees to calculate and pay to Pinnacle the Overriding Royalty in accordance with Schedule "F" which schedule shall be deemed separately executed by the Parties. The aforementioned Overriding Royalty shall be calculated and payable on the combined interest of Pinnacle and Encal in the Subsequent Well Spacing Unit.

Encal shall give written notice as soon as reasonably possible to Pinnacle, for each subsequent Well drilled and completed, setting forth the costs set out in items (i) to (viii) inclusive above.

At Payout on a well by well basis, Encal shall serve written notice to Pinnacle that each such Subsequent Well has reached Payout whereupon the Overriding

          Royalty shall be terminated. Thereafter such Subsequent Well shall be held for the Joint Account as if Pinnacle participated in such Subsequent Well..

     e) Until Payout, Encal shall supply Pinnacle, annually with a statement showing the status of Payout of the appropriate Subsequent Well.

     f) The termination of the Overriding Royalty shall be deemed effective as and from the first day of the month following the date of Payout.

     g) In the event that Pinnacle elects not to participate in the drilling of any Subsequent Well, Encal agrees to afford to Pinnacle the same rights and privileges reserved to a participating party including the right to take over a Subsequent Well if abandonment is proposed.

14.  Operator

     a) Encal is hereby appointed Operator of the EJV and agrees that it shall not delegate or assign any of its duties during the Term of this Agreement without the prior consent of Pinnacle, which consent shall not be unreasonably or arbitrarily withheld.

     b) Encal, as Operator of the EJV, shall make all decisions relating to the management and control of the EJV subject to the terms of this Agreement and the agreement of Pinnacle where expressly required hereunder with Encal's reasonable discretion, which shall be exercised in good faith in a workmanlike manner in accordance with good oil and gas field practice, and which shall be final and binding on the Parties, except as otherwise provided in this Agreement. Subject to the foregoing, the Operator shall:

          i)   explore, develop, manage and operate oil and gas properties;

          ii) conduct preparatory exploration on behalf of the Parties, which shall include (but not be limited to subsurface mapping, prospect /play purchases, geophysical field surveys, the collection of Basic Geophysical Data together with the necessary interpretations as may from time to time be necessary);

          iii) select drill sites and arrange for the drilling of the Wells thereon and produce and sell petroleum substances from the respective accounts of the Parties; it being understood that Encal is not warranting that petroleum substances will be sold, only that it shall use its best efforts to market such petroleum substances on the same terms and conditions as it markets its own share;

          iv) enter into agreements on behalf of the Parties to the EJV for the drilling, participation, development, pooling, farmin, farmout, unitization, joint venture and production of petroleum substances and for the gathering, processing, transportation and sale of same;

          v) carry insurance, as specified in Clause 311(B) of the Operating Procedure on behalf of the Parties as a charge to the joint account;

          vi) vote as one on behalf of both Encal and Pinnacle in all matters arising from EJV activities;

          vii) give receipts, releases and discharges on behalf of the Parties hereto;

          viii) prior to commencing the drilling of any Well, to review the title of the appropriate holder of the Title Document in accordance with industry standards; and

          ix) charge overhead and such other costs recoveries to the Parties as are provided in the Accounting Procedure attached to the Operating Procedure, without duplication.

15.  FACILITIES AND MARKETING

     a) Provided a Well is capable of production of petroleum substances in paying quantities, Encal shall use its best efforts to promptly cause each of the Wells that have been drilled, completed and equipped under this Agreement, to be connected to Encal's or third party's Facilities. Encal agrees to produce and market Pinnacle's share of petroleum substances produced from the Wells and, in addition to the provisions of this Clause, the provisions of Article VI of the Operating Procedure shall apply thereto. Encal shall not, except for lack of market, shut-in the Wells or reduce production rates as will result in such Wells producing less than their fair and equitable share of recoverable reserves from any reservoir from which Encal's other wells are producing, to the disadvantage or detriment of Pinnacle.

     b) With respect to those Facilities in which Encal does not have any ownership interest, Pinnacle shall be charged the actual cost for storage gathering, processing, transporting, treating, compressing, absorption or other plant extraction or stabilization of Pinnacle's share of petroleum substances.

     c) With respect to those Facilities in which Encal does have an ownership interest and subject to any agreements with third parties, Pinnacle shall be charged a reasonable fee sufficient to cover the costs for the storage, gathering, processing, transporting, treating, compression, absorption or other plant extraction or stabilization of Pinnacle's share of Petroleum substances which fee shall also include a reasonable rate of return on capital investment.

     d) Notwithstanding the provisions of Article VI, Clause 601 of the Operating Procedure, Pinnacle hereby agrees to dedicate Pinnacle's share of production of Petroleum Substances from the Lands to Encal who shall undertake to market Pinnacle's share of production on the same terms as Encal markets its own share of production, subject to the provisions of Article VI, Clause 604, election "A".

     e) If at any time during the Term of this Agreement a party (in this Clause called "the Proposing Party") wishes to construct new Facilities for the treating, processing, or transportation of petroleum substances from the New Lands and/or any other lands which lands subject to this Agreement, it shall afford to the other party an opportunity to participate in such project on an equitable basis. The Proposing Party shall provide to the other party the background information the Proposing Party deems reasonably necessary for the other parties to evaluate the project and make a decision. The Parties recognize that until a proposal is made it is not possible to determine the terms of such participation, however, each party agrees that it will act in good faith in carrying out the terms of this Clause.


16.  Meetings and Reporting

     Upon completion of the SFD survey and the acceptance and evaluation of the Exploratory Prospects, Encal shall provide Pinnacle with an outline of the Wells to be drilled and new Facilities to be constructed. It is acknowledged that such outline shall not be binding and may be subject to revision from time to time. At two (2) month intervals thereafter, Encal shall provide outlines for the EJV Wells scheduled to be drilled in each successive calendar quarter during the Term. Beyond the Term, the

     Parties shall consult to determine the most efficient and reasonable method of scheduling further operations.

17.  INCORPORATION OF THE OPERATING AGREEMENT

     a) Provided Pinnacle has elected not to participate in the drilling of a Subsequent Wells pursuant to Clauses 13(a) and 13(c) of this Agreement, then the following clauses of Schedule "C" ("Operating Procedure") shall apply, mutatis mutandis, to this Agreement and to all operations of Encal as between Encal and Pinnacle for such wells drilled thereunder. Where the terms of this Agreement and the Operating Procedure conflict, the terms of this Agreement shall prevail. Where the Operating Procedure makes reference to "Operator" the word "Encal" is substituted and similarly, "Joint Operator" is substituted by "Pinnacle" and "this Operating Procedure" is substituted by "this Agreement".

               304   Proper Practices in Operations
               305   Books, Records and Accounts
               306   Protection from Liens
               307   Joint-Operator's Right of Access
               308   Surface Rights
               309(a)Maintenance of Title Documents
               311   Insurance
               501   Accounting Procedure
               701   Pre-Commencement Information (excluding 701 (a))
               702   Drilling Information and Privileges of Joint-Operators
               703   Logging and Testing Information to Joint-Operators
               704   Completion and Production Information to Joint-Operators
               705   Well Information Subsequent to Completion
               706   Data Supplied in Accordance with Industry Standards
               801   Velocity Surveys and Other Geophysical Tests

               ARTICLE 11 Quit Claims

               1601  Definition of Force Majeure
               1602 Suspension of Obligation Due to Force Majeure 1603 Obligation to Remedy

               1604 Exception for Lack of Finances

               1801 Information to be Kept Confidential

     b) Subject to the terms of this Agreement, the Operating Procedure shall apply to operations conducted in respect of the exploration, development and maintenance of any Joint Lands, between and among the Parties hereto.

     c) In the event that the Parties are parties to an existing agreement involving third parties ("Third Party Agreement") and where the Third Party Agreement conflicts with the Operating Procedure, the Third Party Agreement shall prevail.

18.  Indemnification

     a) The Parties hereto shall, in proportion to their respective participating interests in the EJV, hereby indemnify and hold harmless the Operator from and against any and all actions, suits, claims and demands made by any person or persons whomsoever, other than the Parties hereto, in respect of any loss, injury, damage or obligation to compensate arising out of or in any way connected with the carrying out by the Operator of its duties and obligations in accordance with the provisions of this Agreement, except when the Operator is found to be grossly negligent.

     b) Pinnacle indemnifies Encal against any and all Losses which may be incurred or suffered by Encal or which may be sustained, paid or incurred by reason of or in any way attributable to the operations carried on in respect of the SFD survey by Pinnacle, its servants, agents or employees under this Agreement.

     c) Pinnacle and each of the Affiliates jointly and severally indemnifies Encal against any and all Losses which may be incurred or suffered by Encal or which may be sustained, paid or incurred by reason of or in any way attributable to the breach of one or more of the representations, warranties or covenants made by Pinnacle and each of the Affiliates under Clause 4 hereof, whether such a breach occurs prior to or during the Term of this Agreement, such an indemnity to continue for a period of five (5) years following the termination of this Agreement.

19.  Default and Termination.

     a) If either Party fails to perform any obligation required to be performed hereunder, the non-defaulting Party may give the defaulting party notice to remedy the default, and if the defaulting Party does not commence to remedy the default within thirty (30) days after receiving the notice and proceed diligently and continuously to remedy it, the non-defaulting Party may by notice to defaulting Party in writing terminate this Agreement.

     b) If, as a result of the Action or any breach of the representations, warranties and covenants contained in Clause 4 hereof, whether such a breach is the result of the actions of Pinnacle or any of the Affiliates, or if Pinnacle or any of the Affiliates is no longer entitled to the SFD Technology and the right to utilize the SFD Technology is granted to any other third party, Encal may terminate this Agreement by providing written notice of same to Pinnacle.

     c) In the event that Encal fails to drill twenty-five (25) Wells within the Term, which Wells shall (subject to reasonable extensions for delays due to drill rig availability and surface access or the failure of Pinnacle to agree to operations or acquisitions proposed by Encal during the Interim Period) be drilled as follows:

                         1st Year       5 Wells
                         2nd Year       8 Wells
                         3rd Year      12 Wells

          Pinnacle may terminate this Agreement by providing written notice of same to Encal.

     d) In the event that this Agreement is terminated as provided in this Clause, any Joint Lands shall continue to be governed by the Operating Procedure or applicable third party agreement.

20.  Transfer

     Each Party shall not transfer this Agreement or any interest, right or obligation under this Agreement, except in accordance with the provisions of Clause 2401 (B) of the Operating Procedure, provided that for the purpose of Clause 2401 (B) of the Operating Procedure, Affiliates may include a limited partnership where Pinnacle or Pinnacle Oil

     Canada Ltd. is the general partner of such partnership. Any assignment of interest shall be in accordance with the Assignment Procedure attached as Schedule "E" hereto.

     Notwithstanding any assignment made by Pinnacle to an Affiliate, during the Term of this Agreement, Encal need only look to Pinnacle for performance of the duties and obligations of Pinnacle pursuant to this Agreement.

21.  AREA OF MUTUAL INTEREST

     a) In this Clause the expression "AMI Lands" means any Petroleum And Natural Gas Rights, or either of them, which are laterally and/or diagonally within one (1) mile of the lands encompassing any Exploratory Prospect, other then lands acquired pursuant to Clauses 12(b) and 13(b).

     b) On an Exploratory Prospect by Exploratory Prospect basis, the provisions of this Clause relating to the acquisition of any AMI Lands shall:

          i) for AMI Lands not encompassing the Exploratory Prospect, be effective for that period commencing on the date of acceptance, in writing, by Encal of an Exploratory Prospect and terminating one (1) year thereafter, and;

          ii) for AMI Lands encompassing the Exploratory Prospect, be effective for the Term of the Agreement or the period in b (i) above whichever is longer.

     c) If any AMI Lands become available for acquisition by Crown sale (the "New Crown Lands") and if one of the Parties desires to acquire an interest in the New Crown Lands, the Parties shall consult at least forty-eight (48) hours prior to the final hour at which bids are accepted for the sale of the New Crown Lands for the purpose of attempting to reach an agreeable bid price. If, after consultation between the Parties, agreement is reached, Encal shall submit the bid on behalf of the Parties and if the New Crown lands are acquired, they shall be paid for, owned and held by the acquiring Parties in the following interests ("Participating Interests"):

          i) if a Test Well has been drilled or is being drilled pursuant to Clause 12(b), subject to any third party participation:

                    Encal             75%
                    Pinnacle          25%; or

          ii)  in all other cases, subject to any third party participation:

                    Encal             70%
                    Pinnacle          30%

     d) Subject to Sub-clause (e), if agreement is not reached as to a bid price, then the New Crown Lands so acquired shall be paid for, owned and held by the party acquiring the New Crown Lands.

     e) If, after any consultation at which an agreed bid price is not reached by all Parties, any party acquires the New Crown Lands at a price which differs by more than five percent [5%] from the price it was prepared to agree to for acquisition, or if a party acquires the New Crown lands without consulting with the other party or without disclosing the price it was prepared to pay for the acquisition, the acquiring party shall immediately give notice to the other party setting forth the consideration paid. Any party receiving the notice shall have the right for a period expiring ten (10) days from the receipt of the notice to elect to acquire its Participating Interest in the New Crown Lands acquired by paying to the acquiring party its proportionate share of the acquisition costs. If this right is exercised, the New Crown Lands shall be held and owned by the Parties acquiring and the parties electing to acquire their proportionate interest in the proportion that their respective Participating Interests bear one to the other as set forth in Sub-clause (b)(i) or
          (b)(ii), whichever is applicable. The interest acquired shall be held by the acquiring party on behalf of all Parties until the expiry of the ten (10) day period.

     f) On acquisition of AMI Lands more than one Party, if the AMI Lands are not already subject to an agreement that provides for their joint operation, an agreement in the form of the Operating Procedure shall be deemed immediately to become effective to govern the relationship among the Parties and to provide for the maintenance and operation of the AMI Lands. Encal shall be the Operator unless Encal does not acquire an interest in the AMI Lands, in which event the Parties who have acquired an interest shall appoint an operator in the manner provided for the appointment of a new operator in the Operating Procedure.

     g) Provided that both Encal and Pinnacle acquire their Participating interests in the AMI Lands, any Wells drilled on the AMI Lands, except any Test Well, shall be deemed Additional Wells under this Agreement and, as such, the provisions of Clause 13(a) shall apply mutandis mutatis to such an Additional Well.

     h) A Party submitting a bid under the provisions of this Clause shall comply with all combines and anti-competition laws and shall make known to the person calling for or requesting the bids or tenders at or before their time when any bid or tender is made, the names of all Parties who have agreed to submit a bid or tender.

     i) If any Party acquires an interest (or the right to acquire an interest) in any lands other than New Crown Lands as provided in Sub-clause (c) above or Petroleum and Natural Gas Rights as set forth in Clauses 12(b) or 13(b) and fifty percent (50%) or more (by surface area and title document) of the lands so acquired are situated within the Area of Mutual Interest, the acquiring Party shall notify the other Party thereof within fifteen (15) days of the acquisition, detailing the consideration paid or payable therefor and the obligations undertaken by the acquiring party with respect to the said acquisition. The other Party shall have ten (10) days from receipt of the notice of acquisition within which to elect to participate in the said acquisition to the extent of the percentage interest set forth opposite its name in Sub-clause (c)(i) or (c)(ii) above, which ever is applicable, by paying to the acquiring party pursuant to the said acquisition.

22.  Exclusions to the EJV

     Notwithstanding anything contained herein, the following are specifically excluded from this Agreement:

     a) the acquisition of any interest in corporations, partnerships, affiliates or other legal entities as such by the purchase of an equity interest therein or merger therewith and any duties, obligations or acquisitions resulting therefrom where the AMI Lands are not the primary purpose of the acquisition;

     b)   any interests held by Encal and its joint operators as Excluded lands;
          or

     c) the purchase of any oil and gas reserves (whether proven or probable reserves) unless subsequently deemed included by mutual agreement of the Parties.

23.  NOTICES

     a) The addresses for service and the fax numbers of the Parties shall be as follows:

          Encal -             Encal Energy Ltd.
                              1800, 421 - 7th Avenue S.W.
                              Calgary, Alberta
                              T2P 4K9

                              Attention: Manager, Land
                              ------------------------

                              Fax: (403)266-6648

          Pinnacle -          Pinnacle Oil International Inc.
                              1090 West Georgia Street
                              Vancouver, B.C.
                              V6E 3V7

                              Attention: President
                              --------------------

                              Fax: (604)893-8644

     b) All notices, communications and statements required, permitted or contemplated hereunder shall be in writing, and shall be delivered as follows:

          i) by personal service on a party at the address of such party set out above, in which case the item so served shall be deemed to have been received by that party when personally served;

          ii) by fascimile transmission to a party to the fax number of such party set out above, in which case the item so transmitted shall be deemed to have been received by that party when transmitted with answer back received; or

          iii) except in the event of an actual or threatened postal strike or other labour disruption that may affect mail service, by mailing first class registered post, postage prepaid, to a party at the address of such party set out above, in which case the item so mailed shall be deemed to have been received by that party on the fifth (5) business day following the date of mailing.

     c) A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party.

24.  Miscellaneous

     a) Each Party shall perform the acts and execute and deliver the deeds and documents and give the assurances as shall be reasonably required in order fully to perform and carry out and give effect to the terms of this Agreement.

     b) A waiver of any breach of a provision of this Agreement shall not be binding on any Party unless the waiver is in writing and the waiver shall not affect the Party's rights with respect to any other or future breach.

     c) All terms and provisions of this Agreement shall run with and be binding on the lands referred to during the Term of this Agreement.

     d)   Time is of the essence in this Agreement.

     e) This Agreement shall enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and assigns.

     f) The terms of this Agreement express and constitute the entire agreement between the Parties and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this Agreement contained.

     g) This Agreement supersedes and replaces all previous agreements, whether written or oral, memoranda or correspondence between the Parties with respect to the subject matter of this Agreement.

     h) Wherever in this Agreement the singular number or masculine gender occurs, the same shall be respectively construed as the plural or neutral, and vice versa, as the context or reference may require.

     i) All schedules attached to this Agreement are incorporated by reference as though contained in the body of it. Wherever any term or conditions, expressed or implied, of any schedule conflicts or is at a variance with any term or condition of this Agreement, the term or condition of this Agreement shall prevail.

     j) The headings of all Clauses in this Agreement are inserted for convenience of reference only and shall not affect the construction of it.

     k) The terms of this Agreement shall be governed exclusively by the law in force from time to time in the Province of Alberta and the Parties hereto agree to submit to the jurisdiction of the Courts of the Province of Alberta in respect of any claims, actions or proceedings resulting from this Agreement.

     1) This Agreement may be executed in counterpart and the executed counterparts shall constitute one agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first written above.

ENCAL ENERGY LTD.                            PINNACLE OIL INTERNATIONAL INC.

Per: /s/ D.D. Johnson                        Per:_______________________________
     ----------------------------
     D.D JOHNSON, PRESIDENT


Per: /s/ P.A. CARWARDINE                     Per: [SIGNATURE ILLEGIBLE]
     ----------------------------                -------------------------------
         P.A. CARWARDINE
     V.P. LAND & CORPORATE DEVELOPMENT

                                             PINNACLE OIL INC.

                                             Per:_______________________________


                                             Per: [SIGNATURE ILLEGIBLE]
                                                 -------------------------------

                                             /s/ George Liszicasz
_________________________________            -----------------------------------
Witness                                      GEORGE LISZICASZ


                                             /s/ Dirk R. Stinson
_________________________________            -----------------------------------
Witness                                      DIRK R. STINSON


MOMENTUM RESOURCES LTD.                      PINNACLE OIL CANADA LTD.


Per: ____________________________            Per: ______________________________


Per:     [SIGNATURE ILLEGIBLE]               Per:     [SIGNATURE ILLEGIBLE]
    -----------------------------                -------------------------------